Exhibit 10-43

            AGREEMENT FOR PURCHASE AND SALE OF INTELLECTUAL PROPERTY

     THIS AGREEMENT (the "Agreement") is made by and between, on the one hand, Tenere' Life Sciences, Inc., a Panamanian Corporation ("Tenere'") and Rees Moerman, an individual ("Moerman") (Hereinafter, Tenere' and Moerman shall be collectively referred to as "Seller"), and on the other hand, Spectrum Organic Products, Inc., a California corporation (the "Buyer").

                                R E C I T A L S:

     A. WHEREAS, Seller is the owner of certain intellectual property acquired by assignment from Nimbus Lipid Solutions, Inc., a Canadian Corporation ("Nimbus"). Such intellectual property is comprised of trade secret processes and techniques used in the production of flax and other volatile and nutritional vegetable oils, commonly known as "Spectra-Vac" and "LOCET", and each more particularly described in: (i) the Spectra-Vac Standard Operating Procedures Manual, which is attached hereto as EXHIBIT "A" and incorporated herein by this reference; and/or (ii) in EXHIBIT "B" attached hereto and incorporated herein by this reference (hereinafter "IP");

     B. WHEREAS, Seller is the assignee of certain royalty obligations pursuant to that certain Technology License Agreement made as of March 28, 1999, by and between Nimbus as licensor and Buyer as Licensee (the "License Agreement"); and

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     C. WHEREAS, Seller desires to sell the IP to Buyer, Buyer desires to purchase the IP from Seller, and Buyer and Seller mutually desire to terminate the License Agreement, all on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, BUYER AND SELLER HEREBY AGREE AS FOLLOWS:

     1. Purchase and Sale of IP. For the purchase price and on the terms and conditions hereinafter set forth, Seller hereby sells, conveys, assigns, transfers and delivers, for all purposes, all right, title and interests in and to the IP (including but not limited to all trademark and tradename rights, copyright rights, trade secret rights, and patent rights) to Buyer to have and to hold for its sole benefit and use forever, on an exclusive, worldwide, royalty-free, perpetual basis, free and clear of all claims or rights whatsoever of Seller, and with full right of assignment and transfer.

     2. Purchase Price. The purchase price of the IP is Five Hundred Fifty Thousand U.S. Dollars ($550,000.00) (the "Purchase Price").

     3. Payment of Purchase Price. The Purchase Price shall be payable by Buyer to Seller as follows: (i) Two Hundred and Seventy-Five Thousand U.S. Dollars ($275,000.00) shall be payable on or before April 30, 2003; the remaining Two Hundred and Seventy-Five Thousand U.S. Dollars ($275,000.00) shall be payable on or before October 30, 2003. All payments of the Purchase Price shall be made in the manner directed in writing by Seller prior to the respective payment dates. If any payments of the Purchase Price are not timely made as provided herein, Buyer will be in default ten (10) days after written notice of default is given by Seller to Buyer. In the event of such default by Buyer, Buyer shall continue

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payment of royalties to Seller as provided in the License Agreement until such time as the balance of the Purchase Price is paid in full. Any such royalty payments shall be considered additional compensation due to Seller and shall not be credited against the Purchase Price.

     4. License Agreement. Buyer and Seller hereby agree that the License Agreement is terminated in its entirety as of April 1, 2003, and is of no further force and effect whatsoever.

     5. Covenant Not to Compete. In consideration for the transfer herein, Seller agrees that they will not, at any time within the seven (7) year period immediately following the closing of the transaction described in this Agreement, directly or indirectly engage in, or have any interest in any person, firm, corporation, or business (whether as an employee, officer, director, agent, security holder, creditor, consultant, or otherwise) that engages in any activity, in the countries and areas where Buyer does business, which activity involves the production and/or sale of flax and related vegetable oil products.

     6. Representations and Warranties of Seller. Seller hereby warrants, represents and covenants to Buyer all of the following, and this Agreement is made in reliance on the following, each of which is deemed to be a separate covenant, representation and warranty:

        a. Tenere' is a corporation duly organized, validly existing, and in good standing under the laws of Panama.

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        b. There is no litigation, claim or government proceeding pending against the Seller with respect to the IP, and Seller is not aware of any litigation, claim or proceeding.

        c. Seller is the exclusive and sole owner of all rights in and to the IP, with full rights and powers of disposition, and no other person or entity whatsoever has any claim, right, title, interest, or lien in, to, or on the IP. Seller has good and marketable title to all of the IP. The IP is entirely free and clear of restrictions on or conditions to transfer or assignment, and free and clear of any type of encumbrance, including but not limited to mortgages, liens, pledges, charges, equities, or claims.

        d. Seller has treated the IP as a "trade secret" as such term is defined under California law, and has not disclosed any information relating to the IP to any third party, nor utilized the IP for the benefit of any other person or entity, other than Buyer. Seller, nor Nimbus, have filed or caused to be filed, patent applications, or caused to be obtained in Seller's name any patents in the United States or elsewhere based on or incorporating the IP.

        e. Seller has the right, power, legal capacity, and authority to enter into, and perform their respective obligations under this Agreement, and no approvals or consents of any persons other than Seller is necessary in connection with said obligations.

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     7. Representations and Warranties of Buyer.

        a. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of California and has all necessary corporate powers to own its properties and to acquire the IP.

     8. Ongoing Obligations of Seller.

        a. Further Assurances. Seller hereby agrees to execute and deliver any further instruments and to do any such other things as may be necessary or appropriate, as determined by Buyer it its reasonable discretion, to vest all rights, title and interests in and to the IP in Buyer, including without limitation, executing any and all trademark assignments, patent assignments, copyright assignments and other instruments to transfer the IP and including rendering aid during the prosecution of patent applications, trademark or service mark applications, continuing applications, divisional applications, and continuation-in-part applications, both in the United States and in other countries, relating to the IP. Buyer shall pay all direct and associated costs required for Seller to meet these obligations and shall make every effort to avoid and minimize inconvenience to Seller. If Buyer is unable because of Seller's mental or physical incapacity or for any other reason to secure his signature to apply for or pursue any application for United States and foreign patents or copyright registrations covering the IP, then Seller hereby irrevocably designates and appoints Buyer and its duly authorized officers and agents as Seller's agent and attorney in fact, to act for and in Seller's behalf and stead, to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same force and effect as if executed by Seller.

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        b. IP as Confidential Information. Buyer and Seller hereby agree that the IP is comprised of "trade secret" information as that term is defined under California law, and is confidential information, in that: (i) the IP is information which has or could have commercial value or utility in the business which Buyer is engaged or contemplates engaging in, and (ii) if disclosure of the IP was or is made without Buyer's authorization, such disclosure could be detrimental to the interests of Buyer. Seller agrees to hold in strictest confidence, and not to use, except for the benefit of the Buyer, or to disclose to any person, firm or corporation without written authorization of the Chairman of the Board or the Chief Executive Officer of Buyer, any information relating to the IP. Seller further understands that the foregoing obligation does not apply to any information which has become publicly known and made generally available through no wrongful act of Seller.

        c. Technical Support. Seller hereby agrees to provide Buyer with technical support in accord with the terms and conditions described in EXHIBIT "C" attached hereto and incorporated herein by this reference.

     9. Time of Closing. The transfer of the IP by Seller to Buyer shall be effective as of the execution of this Agreement by both Buyer and Seller.

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     10. Miscellaneous.

         a. Notices. Any notice required to be given pursuant to this Agreement shall be given in writing to the other party and delivered personally, sent by overnight courier, sent by facsimile transmission (with the original forwarded by other method) or by depositing the same in the United States postal service, registered or certified mail, return receipt requested, with the postage prepaid, and if intended for the Seller, shall be addressed to the Seller at P.O. Box 9012, Panama 6, Republic of Panama, and if intended for the Buyer, shall be addressed to Buyer at 5341 Old Redwood Highway, Suite 400, Petaluma, CA 94954.

         Any notice delivered by mail shall be deemed delivered forty-eight (48) hours after deposit in the United States postal service mail. The address to which any notice is to be delivered may be changed by either party by compliance with the provisions of this paragraph.

         b. Governing Law. All questions with respect to the construction of this Agreement, and the rights and liabilities of the parties hereto, shall be governed by the laws of the State of California.

         c. Inurement. This Agreement shall inure to the benefit of, and shall be binding upon, the assigns, successors in interest, personal representatives, estates, heirs, and legatees of each of the parties hereto.

         d. Attorney's Fees. In the event suit is brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover as an element of his costs of suit, and not as damages, a reasonable

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attorney's fee to be fixed by the court. The "prevailing party" shall be the party who is entitled to recover his costs of suit, whether or not the suit proceeds to final judgment. A party not entitled to recover his costs shall not recover attorney's fees. No sum for attorney's fees shall be counted in calculating the amount of a judgment for purposes of determining whether a party is entitled to recover his costs or attorney's fees.

         e. Assignment. Neither this Agreement nor any interest therein, shall be assignable by either party without the prior written consent of the other party, subject to restrictions against the assignment contained herein.

         f. Severability. In the event that any provision hereof is determined to be illegal or unenforceable, such determination shall not affect the validity or enforceability of the remaining provisions hereof, all of which shall remain in full force and effect.

         g. Descriptive Headings. The descriptive headings used and inserted in this Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any provisions herein.

         h. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

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         i. Entire Agreement. This Agreement contains the entire agreement of the parties hereto, and supersedes any prior written or oral agreements between them concerning the subject matter contained herein, including the License Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the parties hereto, relating to the subject matter contained in this Agreement, which are not fully expressed herein.


     Executed on April 15, 2003, at Petaluma, California.


Buyer:                                                        Seller:


SPECTRUM ORGANIC PRODUCTS, INC.             TENERE' LIFE SCIENCES, INC.


By:  /s/  Jethren P. Phillips               By:  /s/  Rees Moerman
   --------------------------                  -------------------------------
          Jethren P. Phillips                         Rees Moerman

Its: Chairman of the Board                  Its: Managing Director
    -------------------------                   ------------------------------

                                            /s/  Rees Moerman
                                            ----------------------------------
                                                 Rees Moerman, Individually


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